Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Winc, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee(4)
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	457(c) and 457(h)	300,256 (3)	$3.46	$1,038,885.76	$92.70 per $1,000,000	$96.31
Fees Previously Paid								—
	Total Offering Amounts					$1,038,885.76		$96.31
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$96.31

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that becomes issuable under the 2021 Incentive Plan (the “2021 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)

Pursuant to 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share and maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low prices of the Registrant’s common stock as reported on the NYSE American on March 25, 2022, which date is within five business days prior to filing this Registration Statement.

(3)

Consists of 300,256 additional shares of the Registrant’s common stock that became available for issuance under the 2021 Plan, consisting of (i) 55,117 shares that have become available for issuance under the 2021 Plan as a result of the forfeiture, termination, expiration or repurchase of stock options or other stock awards or shares withheld or reacquired to satisfy the exercise price or tax withholding obligations associated with any award that had been granted under the Registrant’s 2013 Stock Plan (the “2013 Plan”), and (ii) 245,139 shares previously reserved but unissued under the 2013 Plan on the effective date of the 2021 Plan that are now available for issuance under the 2021 Plan.